                                                                    Exhibit 99.3

              CONSENT OF DRESDNER KLEINWORT WASSERSTEIN, INC.

   We hereby consent to the use of Annex E containing our opinion letter dated August 13, 2000 to the Special Committee of the Board of Directors of BHC Communications, Inc., (the "Company") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form F-4 (as amended) relating to the proposed combination of the Company and The News Corporation Limited and to the references to such opinion and our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          /s/ Dresdner Kleinwort Wasserstein,
                                          Inc.

New York, New York

March 20, 2001